                                                                    EXHIBIT 4.15

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                               TPG GROWTH AC LTD.

                              TPG BIOTECH II, LTD.

                                       AND

                                AGRIA CORPORATION

                                  JUNE 22, 2007

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                                TABLE OF CONTENTS

1. INTERPRETATION ........................................................     1
   1.1  Certain Definitions ..............................................     1
   1.2  Interpretation ...................................................     3
   1.3  Public Offering Jurisdiction .....................................     3
2. RESTRICTIVE LEGEND ....................................................     3
3. PIGGYBACK REGISTRATION ................................................     4
   3.1  Notice ...........................................................     4
   3.2  Underwriting .....................................................     5
   3.3  Not a Demand Registration ........................................     6
4. DEMAND REGISTRATION ...................................................     6
   4.1  Request for Registration .........................................     6
   4.2  Underwriting .....................................................     6
   4.3  Limitations on Demand Registration ...............................     7
5. REGISTRATION PROCEDURES ...............................................     8
   5.1  Procedures .......................................................     8
   5.2  Restriction on Filing ............................................    11
   5.3  Reference to Holders .............................................    11
6. EXPENSES OF REGISTRATION ..............................................    12
7. INDEMNIFICATION .......................................................    12
   7.1  Indemnification by the Company ...................................    12
   7.2  Indemnification by the Holders ...................................    13
   7.3  Indemnification Procedures .......................................    13
   7.4  Contribution .....................................................    14
   7.5  Survival .........................................................    14
8. COMPANY UNDERTAKINGS ..................................................    14
   8.1  No Inconsistent Agreements .......................................    15
   8.2  Rules 144 and 144A ...............................................    15
9. MISCELLANEOUS .........................................................    15
   9.1  Term .............................................................    15
   9.2  Successors and Assigns ...........................................    15
   9.3  Governing Law ....................................................    16
   9.4  Dispute Resolution ...............................................    16
   9.5  Counterparts and Facsimile Execution .............................    17
   9.6  Titles and Subtitles; References .................................    17
   9.7  Notices ..........................................................    17


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
   9.8  Attorney's Fees ..................................................    18
   9.9  Amendments and Waivers ...........................................    18
   9.10 Severability .....................................................    18
   9.11 Entire Agreement .................................................    18
   9.12 Interpretation ...................................................    19
   9.13 No Presumption ...................................................    19
   9.14 Specific Performance .............................................    19
   9.15 Aggregation of Stock .............................................    19


                                       ii

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                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of June 22, 2007, by and among Agria Corporaiton, an exempted company incorporated in the Cayman Islands (the "Company"), and the investors listed on the signature pages hereto (collectively, the "Investors"). The Company and the Investors are referred to herein as "Parties" collectively and a "Party" individually.

                                    RECITALS

          WHEREAS, the Company desires to issue Series A Preferred Shares, par value US$0.001 per share (the "Preferred Shares"), and Brothers Capital Limited, an exempted company incorporated in the British Virgin Islands and a shareholder of the Company, desires to sell ordinary shares of the Company, par value US$0.001 per share (the "Ordinary Shares"), to the Investors pursuant to the Share Purchase Agreement (the "Share Purchase Agreement") dated as of June 22, 2007 by and among the Company, the Company Warrantors set forth in Schedule 1.1 to the Share Purchase Agreement and the Investors; and

          WHEREAS, in connection with the purchase and sale of the Investor Shares pursuant to the Share Purchase Agreement, the Company and the Investors desire to enter into this Registration Rights Agreement.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1.   INTERPRETATION

     1.1  Certain Definitions.

          As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Adverse Disclosure" shall mean public disclosure of material non-public information that in the good faith judgment of a majority of the Board of Directors of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any registration statement filed by the Company so that such registration statement would be not false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing or publication of such registration statement, and
(iii) the Company has a bona fide business purpose for not disclosing publicly.

          (b) "Affiliate" of any person shall mean any person that, alone or together with any other person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person. For purposes of this definition, "control" means, when used with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (c) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.


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

          (d) "Form S-3/F-3" shall mean Form F-3 or Form S-3, as applicable, promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

          (e) "Free Writing Prospectus" shall mean any free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with any registrations pursuant to this Agreement.

          (f) "Holders" shall mean the Investors and other holders of the Registrable Securities in accordance with this Agreement.

          (g) "Initiating Holders" shall mean the Holders who are the holders of at least 30% of the then outstanding Registrable Securities.

          (h) "Investor Shares" shall mean the Preferred Shares and the Ordinary Shares, each as purchased by the Investors in accordance with the Share Purchase Agreement.

          (i) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be), and the declaration or ordering of the effectiveness of that registration statement.

          (j) "Registrable Securities" shall mean (i) the Ordinary Shares acquired by the Investors pursuant to the Share Purchase Agreement and any Ordinary Shares hereafter acquired by any Investor prior to the initial public offering of the Ordinary Shares of the Company pursuant to an effective registration statement filed under the Securities Act, including any Ordinary Shares issuable or issued upon conversion of the Preferred Shares, and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or by way of stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to, or in exchange for, or in replacement of, the securities referenced in (i) above. For purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when;
(A) they have been sold pursuant to a registration statement with respect to the sale of securities which shall have become effective under the Securities Act or other applicable non-U.S. securities laws and regulations, (B) they have been otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that (x) all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (y) subsequent disposition of such securities shall not require registration or qualification under the Securities Act or other applicable non-U.S. securities laws and regulations or similar state law or (C) with respect to a single Holder, in the opinion of counsel reasonably satisfactory to the Company and such Holder, there is no limitation as to the volume of the Registrable Securities owned by such single Holder that may be sold in a single sale pursuant to Rule 144 under the Securities Act.

          (k) "Shareholders Agreement" shall mean the shareholders agreement dated June 22, 2007, among Brothers Capital Limited, the Investors and the Company.

          (l) "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

          (m) "SEC" shall mean the United States Securities and Exchange Commission.

     1.2  Interpretation.

          For all purposes of this Agreement, except as otherwise expressly provided, the terms defined in Section 1.1 shall have the meanings assigned to them in this Section 1 and capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.

     1.3  Public Offering Jurisdiction.

          The terms of this Agreement are drafted primarily in contemplation of an offering of Ordinary Shares in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the United States of America for offering to the public or that the Company might seek to effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly,

          (a) It is their intention that, whenever this Agreement refers to a law or institution of the United States of America but the parties wish to effectuate qualification or Registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

          (b) It is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Investors to ensure that the effect of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Investors will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

2.   RESTRICTIVE LEGEND

          Hereinafter, each certificate representing (i) the Investor Shares,
(ii) the Registrable Securities, and (iii) any other securities issued in respect of the Investor Shares or the Registrable Securities upon any stock split, stock dividend, combination of shares, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted below or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR

          OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

          IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF JUNE 22, 2007, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (i) a written opinion of legal counsel to the holder, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of such securities may be effected without registration under the Securities Act or
(ii) a "no-action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, except that any such transfer legend shall be removed in a transfer pursuant to Rule 144 or an effective registration statement, in which case no such legal opinion or "no-action" letter shall be required.

3.   PIGGYBACK REGISTRATION

     3.1  Notice.

          If the Company at any time proposes to register (including for this purpose a registration effected by the Company for holders of its securities other than the Holders) any of its securities under the Securities Act or other applicable non-U.S. securities laws and regulations, as the case may be (other than (x) a registration relating solely to the sale of securities to participants in a Company stock plan or other employee benefit plan arrangement,
(y) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or (z) a registration on Form S-8 or any successor form to such form), the Company shall promptly, but in no event less than 30 days prior to filing any registration statement, give each Holder written notice of its intention to undertake such registration and of such Holder's rights under this Section 3.1. Upon the written request of any Holder given within 10 days after receipt of such notice, the Company shall, subject to the provisions of Section 3.2, effect the registration under the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be) of all of the Registrable Securities that each such Holder has requested to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities that the Company proposes to register (an "Incidental Registration"). If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities, provided, however, that in each case of (i) and (ii), if and when the Company shall restart or resume such registration process, each Holder shall continue to be entitled to exercise its piggyback registration rights in accordance with this Section 3 in such resumed or delayed registration of such other securities.

     3.2  Underwriting.

          (a) In connection with any offering involving an underwriting of the Company's securities, the Company shall not be required under this Section 3 to include any Registrable Securities of a Holder in such underwriting unless such Holder enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, on terms and conditions approved by the Company; provided, that such underwriting agreement shall not impair the indemnification rights of the Holders granted under Section 7; and provided further, that no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriter in a registration other than customary representations, warranties and agreements relating to information regarding such Holder contained in a writing furnished by such Holder to the Company expressly for use in the related registration statement or prospectus, such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement, such Holder's intended method of distribution and any other representations required by applicable law.

          (b) If the total amount or kind of securities, including Registrable Securities, requested by security holders to be included in such offering exceeds the amount or kind of securities that the underwriters (or, in the case of an Incidental Registration not being underwritten, the Company) determine in good faith can be sold in the offering, then the Company shall be required to include in the offering only that number or kind of securities that the underwriters (or, in the case of an Incidental Registration not being underwritten, the Company) determine in good faith will not have a material adverse effect on the price, timing or distribution of the securities to be offered. The securities of each class to be included in such registration shall be allocated as follows: (i) first, 100% of the securities that the Company has proposed to sell shall be included therein; and (ii) second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class and other securities of such class held by other persons that have a contractual right to participate in such registration that, in the opinion of such underwriters (or, in the case of an Incidental Registration not being underwritten, the Company), can be sold without having a material adverse effect on such registration shall be included therein, with such number to be allocated pro rata among the Holders and such other persons which have requested participation in the Incidental Registration (based, for each such Holder or person on the percentage derived by dividing (x) the number of Registrable Securities of such class (and other securities of such class) which such Holder (or person) has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class and other securities of such class which all such Holders and other persons have requested to include.


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

          (c) If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters, delivered at least 10 days prior to the effective date of the registration statement, provided that, the Company shall be entitled to reimbursement from the Holder of such withdrawn Registrable Securities for any SEC registration fees incurred by the Company in connection with the registration of such Registrable Securities.

     3.3  Not a Demand Registration.

          No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under Article 4, nor shall any such registration under this Article 3 be deemed to have been effected pursuant to Section 4. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this
Article 3.

4.   DEMAND REGISTRATION

     4.1  Request for Registration.

          Subject to the conditions of this Section 4, if the Company shall receive at any time after 180 days following the date of the closing of the Company's Qualifying IPO (or such shorter period as is agreed to by the Company through a waiver of the lock-up agreement contained in Section 3.5 of the Shareholders Agreement), a written request from the Initiating Holders that the Company file a registration statement under the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be) covering the registration of all or part of such Initiating Holders' Registrable Securities (provided the Registrable Securities to be so registered (i) have an estimated market value of at least $20 million in the aggregate or (ii) represent all of the then outstanding Registrable Securities (provided such outstanding Registrable Securities have an estimated market value of at least $10 million in the aggregate), then the Company shall promptly give written notice of such request to all Holders, and subject to the limitations of this
Article 4, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be) of all the Registrable Securities that the Initiating Holders have requested to be registered and all Registrable Securities that the other Holders request to be registered in a written request received by the Company within 45 days of the receipt of the Company's notice pursuant to this Section 4.1. The Company may also elect to include in such registration additional securities, including securities to be sold for the Company's own account or for the account of persons who are not holders of Registrable Securities.

     4.2  Underwriting.

          (a) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, they shall so advise the Company as part of their request made pursuant to Section
4.1 and the Company shall include such information in the written notice to all Holders referred to in Section 4.1. In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in such underwritten offering (unless otherwise mutually agreed by a majority in interest of the Registrable Securities held by the Initiating Holders and by such Holder).

          The Company and all Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form (including customary commercial terms) with the underwriter or underwriters selected by the Initiating Holders representing a majority in interest of the Registrable Securities held by the Initiating Holders after consulting with the Company (which underwriter or underwriters shall be reasonably acceptable to the Company). The Company shall provide such representations, warranties and other agreements as are generally prevailing in agreements of this type; provided that such underwriting agreement shall not impair the indemnification rights of the Holders granted under Section 7; and provided further, that no Holder shall be required to make any representations or warranties to, or agreements with, any underwriter(s) in a registration other than customary representations, warranties and agreements relating to information regarding such Holder contained in a writing furnished by such Holder to the Company expressly for use in the related registration statement or prospectus, such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement, such Holder's intended method of distribution and any other representations required by applicable law.

          (b) Notwithstanding any other provision of this Section 4, if the managing underwriter(s) advises the Company that in its opinion, the number of securities of the class requested to be included in the registration statement (including securities of the Company for its own account or for the account of other persons who are not holders of the Registrable Securities) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities to be offered, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwritten offering shall be reduced as required by the managing underwriter(s) and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein (including any by the Company), pro rata among the holders of such other securities and the Company, if applicable, on the basis of the amount of securities requested to be included in such registration by each such holder and the Company, if applicable.

          Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration. If the managing underwriter(s) has not limited the number of Registrable Securities or other securities to be underwritten, the Company and other persons which are not holders of Registrable Securities may sell securities in such registered underwritten offering if the managing underwriter(s) so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     4.3  Limitations on Demand Registration.

          The Company shall not be required to effect a registration pursuant to this Section 4:

          (a) after the Company has effected two registrations pursuant to this
Article 4 (excluding registrations on Form F-3 (or any successor form under the Securities Act), any similar short form registration statement under applicable non-U.S. securities laws or regulations or registrations pursuant to Article 3 herein, which shall have no such limit), and (A) the registration statements with respect thereto have been declared or ordered effective and remain effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), or, if such registration statement relates to an underwritten offering, such period as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a prospectus in connection with the sale of Registrable Securities provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter relating primarily to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (B) such registration statements are not subject to any stop order, injunction or other order or requirement of the SEC or appropriate non-U.S. governing body for any reason, and (C) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with each such registration are satisfied; or

          (b) if the Company shall furnish to Holders requesting a registration statement pursuant to this Article 4, a resolution of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, effecting a registration at such time would require the Company to make an Adverse Disclosure, in which event the Company shall have the right to defer such filing for a period of not more than 40 days after receipt of the request of the Initiating Holders, provided that the Company shall not be permitted to do so more than three times in any 24-month period, with each such exercise of this right to be separated by no less than 90 days, and provided further, that during such 40 day period the Company shall not file a registration statement with respect to the public offering of securities of the Company.

5.   REGISTRATION PROCEDURES

     5.1  Procedures.

          If and whenever the Company is required by the provisions of Articles 3 or 4 to effect the registration of any Registrable Securities under the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be), the Company will, as expeditiously as possible:

          (a) prepare and file with the SEC (or such other appropriate non-U.S. governing bodies, as the case may be) a registration statement with respect to such Registrable Securities (in the case of a registration pursuant to Article 4, such filing to be made within 60 days after the initial request of one or more Initiating Holders of Registrable Securities or such longer period agreed to in writing by the Initiating Holders representing a majority in interest of the Registrable Securities held by the Initiating Holders) and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for such period as is required by this Agreement, provided that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 3.1 herein, its securities that are Registrable Securities), provided, further that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to counsel selected by the Holders of Registrable Securities that are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the prior review and comment of such counsel;

          (b) prepare and file with the SEC (or such other appropriate non-U.S. governing bodies, as the case may be) such amendments and supplements to such registration statement and the prospectus and all Free Writing Prospectus, if any, used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be) with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders of Registrable Securities included in such registration and each underwriter, if any, of the securities being sold by such Holders, such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all schedules and exhibits), copies of the prospectus, including a preliminary prospectus, and any Free Writing Prospectus related to such registration statement, in conformity with the requirements of the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be);

          (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested in writing by the Holders of the Registrable Securities included in such registration statement and any underwriter of such securities, and take any other action which may be reasonably necessary or advisable to keep such registration or qualification in effect so as to enable such selling Holders and underwriters to consummate the disposition in such jurisdictions of the securities owned by such selling Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business as a foreign corporation or to file a general consent to service of process in any such jurisdictions or to take any action which would subject it to taxation in any such jurisdiction where it is not then so subject;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering;

          (f) furnish:

               (i) to each Holder of Registrable Securities included in such registration statement a signed counterpart, addressed to such selling Holders and the underwriters, if any, of an opinion or opinions of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion or opinions dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to a majority of such selling Holders and underwriters, if any, covering such matters as are customarily covered in opinions of issuer's counsel; and

               (ii) to the underwriters, if any, a signed counterpart (with copies to the Holders of the Registrable Securities included in such registration statement) of a "comfort" letter (or, in the case of any such person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, as amended, an "agreed upon procedures" letter), dated the effective date of such registration statement and a "bring-down" letter of like kind dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any Free Writing Prospectus related to such registration statement) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35, as amended);

          (g) notify the Holders of Registrable Securities included in such registration statement and each underwriter, if any, promptly and confirm such advice in writing promptly thereafter:

               (i) when the registration statement, any prospectus or any Free Writing Prospectus related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

               (ii) of any request by the SEC or appropriate non-U.S. governing bodies for amendments or supplements to the registration statement or the prospectus or any Free Writing Prospectus or for additional information;

               (iii) of the issuance by the SEC or appropriate non-U.S. governing authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any person for that purpose;

               (iv) if at any time the representations and warranties of the Company made as contemplated by Section 3.2(a) or 4.2(a) cease to be true and correct; or

               (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (h) notify each Holder of Registrable Securities included in such registration statement and each underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or other applicable non-U.S. securities laws and regulations, as the case may be) upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each such Holder or underwriter prepare and furnish to such Holder and underwriter a reasonable number of copies of a supplement to or amendment of such prospectus or a Free Writing Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state of material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC or appropriate non-U.S. governing bodies, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any other applicable non-U.S. securities laws and regulations, and will furnish to each selling Holder at least five business days prior to the filing thereof a copy of any such earnings statement and shall not make available to security holders any such earnings statement to which Holders of at least a majority of the Registrable Securities included in such registration statement shall have reasonably objected on the grounds that such earnings statement does not comply in all material respects with the requirements of the Securities Act or other applicable non-U.S. securities laws or regulations;

          (j) make available, upon reasonable advance notice and at reasonable times, for inspection by a representative appointed by the Holders of a majority of the Registrable Securities, any managing underwriter(s) participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling Holders or managing underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration as shall be necessary to permit a reasonable investigation within the meaning of Section 11 of the Securities Act (subject to the entry by each party referred to in this clause (j) into customary confidentiality agreements in a form reasonably acceptable to the Company);

          (k) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

          (l) use its reasonable best efforts to cause all such Registrable Securities registered under such registration statement to be listed and quoted on each securities exchange and each inter-dealer quotation system on which similar securities issued by the Company are then listed; and

          (m) provide and maintain a transfer agent and registrar for all Registrable Securities registered under the registration statement and use its reasonable best efforts to provide a Committee on Uniform Security Identification Procedures number for all such Registrable Securities, in each case from and after a date no later than the effective date of such registration statement.

     5.2  Restriction on Filing.

          The Company will not file any registration statement pursuant to
Article 4 or amendment thereto or any prospectus or Free Writing Prospectus (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of at least a majority of the Registrable Securities included in such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may file such document in a form required by applicable law or upon the advice of its counsel.

     5.3  Reference to Holders.

          If any such registration statement refers to any Holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or other applicable non-U.S. securities laws or regulations then in force, the deletion of the reference to such Holder.

6.   EXPENSES OF REGISTRATION

          The Company shall pay all expenses (other than underwriting discounts and commissions) incurred in connection with registrations of Registrable Securities pursuant to this Agreement and set forth in this paragraph ("Registration Expenses"). Such expenses are: all registration and filing fees, all stock exchange listing fees, all fees associated with filings required to be made with the National Association of Securities Dealers, Inc., all fees and expenses of complying with state securities or blue sky laws, printers' fees, fees and disbursement of the independent public accountants for the Company (including the expenses of any comfort letters required by the Company's performance of and compliance with its obligations under this Agreement) and fees and disbursements of counsel for the Company.

7.   INDEMNIFICATION

     7.1  Indemnification by the Company.

          The Company will indemnify and hold harmless each Holder of Registrable Securities covered by any registration provided in this Agreement, subsidiaries, Affiliates, officers, directors, employees, agents and representatives of each such Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any and all liabilities, obligations, losses, damages, penalties, claims (or actions or proceedings in respect thereof), costs and expenses (including reasonable legal fees) ("Losses"), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or other applicable non-U.S. securities laws, any preliminary prospectus contained therein, or any Free Writing Prospectus with respect to any securities that are subject to any such registration statement or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case for any such Loss to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement or prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished by such Holder expressly for use therein. Such indemnity shall survive the transfer by such Holder of the securities it holds in the Company in accordance with
Section 9.2 and the other provisions of this Agreement.

     7.2  Indemnification by the Holders.

          To the full extent permitted by law, each Holder selling Registrable Securities pursuant to a registration provided in this Agreement, severally and not jointly, will indemnify and hold harmless the Company, its subsidiaries, its Affiliates, each of its directors, each of its officers, employees, agents and representatives, any underwriter retained by the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities pursuant to such registration and any of such other Holder's subsidiaries, Affiliates, officers, directors, employees, agents and representatives and each of their successors and assigns and each person, if any, who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any Losses which are imposed on, incurred by or asserted against any such indemnified party under the Securities Act, the Exchange Act or any securities laws or other laws of any jurisdiction, common law or otherwise, in connection with the registration of securities provided in this Agreement, in each case to the extent (and only to the extent) that such Losses arise out of or are based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, a registration statement or prospectus or any amendment or supplement thereto, or any Free Writing Prospectus with respect thereto, in conformity with written information furnished by such Holder expressly for use therein; provided, however, that in no event shall any indemnity under this
Section 7.2, together with any amounts payable under Section 7.3, exceed the net proceeds received by such indemnifying Holder from the offering out of which such Losses arise.

     7.3  Indemnification Procedures.

          Promptly after receipt by an indemnified party under this Article 7 of notice of the commencement of any action or proceeding by any third party (including any governmental action or proceeding) (a "Third Party Claim"), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article 7, deliver to the indemnifying party a written notice of the commencement of such Third Party Claim containing reasonable detail of the Third Party Claim (a "Claim Notice") and transmit to the indemnifying party a copy of all notices and documents received by the indemnified party pursuant to the Third Party Claim; provided that the failure to deliver a Claim Notice or the failure to transmit a copy of such notices and documents to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Article 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such Third Party Claim at its own expense with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate, based on the advice of counsel to the indemnified party, due to a conflict of interest between such indemnified party and the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement of any Third Party Claim (whether or not the indemnified party is an actual or potential party to such action or claim) if such judgment or settlement includes a statement as to an admission of fault, culpability or a failure to act on behalf of any indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include an unconditional release of each indemnified party from all liability in respect to such Third Party Claim. No indemnified party shall consent to the entry of any judgment or enter into any settlement in any Third Party Claim, the defense of which has been assumed by an indemnifying party, without the written consent of such indemnifying party.

     7.4  Contribution.

          If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party referred to in Section
7.1 or 7.2 with respect to any Loss referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering out of which the Losses arise. If the allocation provided by the immediately preceding sentence is unavailable with respect to any Loss for any reason, the indemnifying party and the indemnified party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the Losses, as well as any other relevant equitable considerations. Relative benefits received by a party shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by such party bear to the aggregate public offering price of the securities offered in the offering. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of any Loss shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provisions of this Section 7.4, no Holder will be required to contribute under this Article 7 any amount in excess of the amount by which the net proceeds received by such Holder in the offering exceed the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentations.

     7.5  Survival.

          The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

8.   COMPANY UNDERTAKINGS

     8.1  No Inconsistent Agreements.

          The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of the Registrable Securities in this Agreement.

     8.2  Rules 144 and 144A.

          (a) So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any Holder of Registrable Securities, furnish in writing to such Holder, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 12 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request.

          (b) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Securities, make publicly available other information except for such material non-public information as the Company has a valid business purpose for not disclosing publicly) and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.   MISCELLANEOUS

     9.1  Term

          This Agreement shall terminate upon the earlier of (i) the date as of which all of the Registrable Securities have been sold pursuant to a registration statement or (ii) when the Holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale).

     9.2  Successors and Assigns.

          (a) The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however that no such assignment shall be binding upon or obligate the Company with respect to any such assignee unless and until (i) the Company shall have received notice of such assignment as herein provided and a written agreement of such assignee to be bound by the provisions of this Agreement and (ii) such assignee acquires Registrable Securities with an estimated aggregate market value of $10 million or more.

          (b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

     9.3  Governing Law.

          This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating to this Agreement, shall be governed by and construed in accordance with the law of the State of New York, United States of America.

     9.4  Dispute Resolution.

          (a) Any dispute, controversy or claim (each, a "Dispute") arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any Party has delivered written notice to any other Party to the Dispute requesting such consultation.

          (b) If the Dispute is not resolved within 60 days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any Party to the Dispute with notice to each other Party to the Dispute (the "Arbitration Notice").

          (c) The arbitration shall be conducted in Hong Kong Special Administrative Region ("Hong Kong") under the auspices of the Hong Kong International Arbitration Centre (the "Centre"). There shall be three arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in the State of New York. If any of the members of the arbitral tribunal have not been appointed within 30 days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

          (d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration, which rules shall be deemed to have been incorporated by reference into this Section 9.4. However, if such rules are in conflict with the provisions of this Section 9.4, including the provisions concerning the appointment of arbitrator, the provisions of this Section 9.4 shall prevail.

          (e) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

          (f) The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

          (g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

          (h) During the course of the arbitration tribunal's adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

          (i) The cost of arbitration (including legal, accounting and other professional fees and expenses reasonably incurred by any prevailing party with respect to the investigation, collection, prosecution and/or defense of any claim in the Dispute) shall be borne by the losing Party or Parties unless otherwise determined by the arbitration award.

     9.5  Counterparts and Facsimile Execution.

          This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in any number of counterparts, each of which shall be an original but all of such counterparts together shall constitute one and the same instrument and shall become effective (unless otherwise provided therein) when all counterparts have been signed by all relevant parties and delivered to the other parties. Any counterpart or other signature delivered by a Party by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that Party.

     9.6  Titles and Subtitles; References.

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, nor as evidence of the intention of the Parties hereto. Except where otherwise indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement,

     9.7  Notices.

          Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to such Party at the facsimile number indicated for such Party on the signature page of this Agreement (or hereafter modified by subsequent notice to the Parties hereto, or, in the case of a subsequent Holder of any Restristrable Securities, at the facsimile number furnished by such subsequent Holder to the Company and the other Holders in writing), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (ii) two business day after deposit with an express overnight courier for deliveries within a country, or three business days after such deposit for international deliveries or (iv) three business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country. For the purposes of this Section, a delivery between the Hong Kong and any other point in the PRC shall be considered an international delivery.

          All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the Party to be notified at the address or facsimile number indicated for such Party on the signature page of this Agreement or at such other address or facsimile number as such Party may designate by giving ten days advance written notice by one of the indicated means of notice provided in this Agreement to the other Parties hereto, or, in the case of a subsequent Holder of any Registrable Securities, at the address or facsimile number furnished by such subsequent Holder to the Company and the other Holders in writing. Notices by facsimile shall be machine verified as received.

          Any Party hereto (and such Party's permitted assigns) may by notice so given change its address for future notices under this Agreement. Notice shall conclusively be deemed to have been given in the manner set forth above.

     9.8  Attorney's Fees.

          In the event of any action for the breach of this Agreement or misrepresentation by any Party, the prevailing Party shall be entitled to reasonable attorney's fees, costs and expenses incurred in connection with such action.

     9.9  Amendments and Waivers.

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Parties and each subsequent Holder of any Registrable Securities. No delay or omission to exercise any right, power, or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon each of the Parties hereto and their successors and permitted assigns. All remedies, either under this Agreement, by law, or otherwise afforded to any Party shall be cumulative and not alternative.

     9.10 Severability.

          If any provisions of this Agreement shall be held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the remaining provisions of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9.11 Entire Agreement.

          This Agreement, the other Transaction Documents and all other documents referred to in this Agreement (except for the letter agreement dated as of the date hereof, among the Company, Brothers Capital Limited and the Investors) constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties with respect to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     9.12 Interpretation.

          Unless a provision in this Agreement expressly provides otherwise: (i) the term "or" is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms "herein," "hereof," and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision;
(iv) the term "including" will be deemed to be followed by ", but not limited to,"; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms "shall," "will," and "agrees" are mandatory, and the term "may" is permissive; (vii) the term "day" means "calendar day," and
(viii) all references to "dollars" are to currency of the United States of America.

     9.13 No Presumption.

          The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

     9.14 Specific Performance.

          Each of the Parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the Parties hereto agrees that in the event of any such breach the aggrieved Party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     9.15 Aggregation of Stock.

          All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                        AGRIA CORPORATION


                                        By /s/ Lai Guanglin
                                           -------------------------------------
                                        Name:
                                        Title:


                                        TPG GROWTH AC LTD.


                                        By /s/ Clive Bode
                                           -------------------------------------
                                        Name: Clive Bode
                                        Title: Vice President and Secretary


                                        TPG BIOTECH II, LTD.


                                        By /s/ Clive Bode
                                           -------------------------------------
                                        Name: Clive Bode
                                        Title: Vice President and Secretary

               SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT